Exhibit 31.2

Certification Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, G. Kenneth Burckhardt, certify that:

1.   I have reviewed this quarterly report on Form 10-Q of McLeodUSA Incorporated;

2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.   The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)                                      designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)                                     evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)                                      disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case on an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.   The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)                                      all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)                                     any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

6.                                       The certifications set forth herein are being made within the context of, and subject to, the facts and circumstances set forth below in this item 6.

In connection with its reorganization, McLeodUSA completed the sale of certain businesses, including Pubco and ICTC.  In the most recent McLeodUSA Annual Report on Form 10-K/A, based on the requirements of SFAS 144, McLeodUSA reflected these businesses and other businesses that were sold as discontinued operations for the periods January 1, 2002 to April 16, 2002 and April 17, 2002 to December 31, 2002.  In accordance with accounting principles generally accepted in the United States of America (“GAAP”), McLeodUSA is required to present its financial statements for the years ended December 31, 2000 and 2001, reflecting these businesses as discontinued operations.  McLeodUSA’s former auditors, Arthur Andersen LLP (“Arthur Andersen”), audited McLeodUSA’s financial statements and issued an audit opinion for the years ended December 31, 2000 and 2001.  On April 24, 2002, McLeodUSA engaged Deloitte & Touche LLP (“Deloitte & Touche”) to serve as its independent accountants for fiscal year 2002.  In order for McLeodUSA to comply with GAAP requirements related to the financial presentation for discontinued operations in accordance with Regulation S-X, McLeodUSA would be required to obtain a new audit opinion with respect to the years ending December 31, 2000 and 2001.  Since Arthur Andersen is no longer able to perform audits of publicly traded companies, Deloitte & Touche has informed McLeodUSA, consistent with Interpretations of SAS No. 58 (AU Section 508), that Deloitte & Touche would be required to re-audit McLeodUSA’s financial statements for the years ending December 31, 2000 and 2001 to provide McLeodUSA with an audit opinion on such financial statements.

In light of McLeodUSA’s reorganization, sale of businesses, and implementation of fresh-start accounting on April 16, 2002, McLeodUSA has determined that the expense and effort associated with a re-audit is not in the best interest of McLeodUSA or its stockholders.  As an alternative to a re-audit McLeodUSA included in its most recent Annual Report on Form 10-K/A, unaudited consolidated financial statements, prepared in accordance with GAAP, reflecting the impact of the discontinued operations for the years ended December 31, 2001 and 2000.

In order for the Company to sell securities with a registration statement declared effective by the SEC, such registration statement must contain three years of audited financials.  Should the Company elect to conduct a re-audit of 2001, or 2000 and 2001, in order to utilize such effective registration statements, the Company does not know if Deloitte & Touche would have any differences in opinion with the prior audit(s) conducted by Arthur Andersen.  At this time the Company is aware of no material differences of opinion.

August 14, 2003	/s/ G. Kenneth Burckhardt
G. Kenneth Burckhardt
Chief Financial Officer